UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 23, 2009

SOUND FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

United States	000-52889	26-0776123
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

             On June 23, 2009, Sound Community Bank ("Sound'), the wholly owned subsidiary of Sound Financial Inc. (OTCBB: SNFL), entered into a Purchase and Assumption Agreement with 1st Security Bank of Washington ("1st Security") providing for Sound's acquisition of the Tacoma Office of 1st Security located at 2941 South 38th Street, in Tacoma. In the transaction, Sound will purchase the deposit-related loans and certain personal property and records at that office and will assume the deposits and lease at the branch facility. This transaction, which is subject to regulatory approval, includes the payment of a 2.25% deposit premium. The acquisition of the new Tacoma Office is expected to close in the third quarter of 2009. Sound plans to move the operations of its Lakewood Towne Center branch to this new branch office during the fourth quarter of 2009.

             Sound Financial Inc. previously announced in April 2009 that Sound had entered into a Purchase and Assumption Agreement with 1st Security providing for Sound's acquisition of the Port Angeles Office of 1st Security located at 1405 E. Front Street. In the transaction, Sound will purchase the office building for $750,000, the deposit-related loans and certain personal property and records at that office and will assume the deposits at the branch facility. That transaction, which also is subject to regulatory approval, includes the payment of a 2.5% deposit premium. The acquisition of the Port Angeles Office is expected to close at the same time as the acquisition of the Tacoma Office in the third quarter of 2009. Sound Community Bank plans to move the operations of the acquired Port Angeles Office to a new branch location that it is building at 110 North Alder Street in Port Angeles.

             The total deposits held by 1st Security Bank of Washington at the Port Angeles and Tacoma Offices being acquired by Sound Community Bank total approximately $40 million. At March 31, 2009, Sound Financial, Inc. had total assets of $303.4 million, total deposits of $249.8 million and stockholders' equity of $25.5 million.

             The foregoing description is a summary of the two branch office acquisitions and is qualified in its entirety by reference to the entire agreements, copies of which are attached as Exhibits 10.12 and 10.13 and are incorporated into this Form 8-K by reference.

Item 8.01  Other Events

             On June 25, 2009, Sound Financial, Inc. issued a press release announcing their purchase of the Tacoma Branch of 1st Security Bank of Washington.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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Item 9.01  Financial Statements and Exhibits

(c)             The following exhibits are filed as part of this report.

Exhibit 10.12	Purchase and Assumption Agreement dated April 24, 2009, between Sound Community Bank and 1st Security Bank of Washington (Port Angeles Office)
Exhibit 10.13	Purchase and Assumption Agreement dated June 23, 2009, between Sound Community Bank and 1st Security Bank of Washington (Tacoma Office)
Exhibit 99.1	Press Release dated June 25, 2009.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL, INC.

Date: June 29, 2009	By:	/s/ Laura Lee Stewart
Laura Lee Stewart President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.12	Purchase and Assumption Agreement dated April 24, 2009, between Sound Community Bank and 1st Security Bank of Washington (Port Angeles Office)
10.13	Purchase and Assumption Agreement dated June 23, 2009, between Sound Community Bank and 1st Security Bank of Washington (Tacoma Office)
99.1	Press Release, dated June 25, 2009

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